Exhibit 10.4

Amendment No 3

To Credit Agreement NoTF-048/10 dated 16 July 2010 (the “Credit Agreement”)

Amsterdam	13 July 2012

The undersigned:

Luxoft  USA, Inc., a company with limited liability incorporated under the laws of Delaware, having its registered office at 2711 Centerville road suite 400, Wilmington, DE 19808, County of New Castle, United States of America (the “Borrower”); and

AMSTERDAM  TRADE  BANK N.V., a public company with limited liability incorporated under the laws of  the  Netherlands, having its  registered office at  Herengracht 469  —  475,  1017  BS,  Amsterdam, the Netherlands (the “Bank”);

HAVE AGREED AS FOLLOWS:

I.                To make the following amendments to the Credit Agreement:

1.1..  Clause 5 is redrafted as follows:

“5. Termination Date: 16 July 2013.”

1.2. Clause 9.4 is redrafted as follows:

“9.4.  Content of the Invoice: The Borrower shall ensure that all Borrower’s Invoices and Invoices of Luxoft Eastern Europe Ltd. to an Account Debtor contain the following instruction: Please be advised that any payments due to us under Contract/Invoice No. _ dated _ should  be made exclusively to our account with Amsterdam Trade Bank N.V., Herengracht 469-475, I017 BS Amsterdam, The Netherlands

Account details the Borrower:

US-Dollars: account 9001.801081.001  of the Borrower through account 0440 1485 of Amsterdam Trade Bank N.V. (SWIFT  ATBANL2A) with Deutsche Bank Trust  Company Americas, New York, IBANNL76 ATBA 0801  0810 01;

EURO: IBAN NL47 ATBA 0270 0078 81 of the Borrower SWIFT ATBANL2A; GBP: IBAN NL22  ATBA 0801  0810  03 of the Borrower SWIFT ATBANL2A.

Account details Luxoft Eastern  Europe Ltd.:

US-Dollars: account 9001.801983.001 of Luxoft  Eastern Europe Ltd. through account 0440 1485 of Amsterdam Trade Bank N.V. (SWIFT ATBANL2A) with Deutsche Bank Trust Company Americas, New York, IBAN NL60 ATBA  0801  9830  01;

EURO: IBAN NL04  ATBA  0270  0060 36 of Luxoft Eastern Europe Ltd. SWIFT ATBANL2A, unless you are notified by Amsterdam Trade Bank N.V. that the payment shall be made directly to them or as they may advise.”

1.3. A new Clause 9.1 0. is added to Chapter 9 (Security and Covenants) as follows:

“9.1 0.  Tax gross-up: The Borrower shall make all payments to be made under this Credit Agreement without any tax deduction or withholding, unless a tax deduction is required by law. If a tax deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after making any tax deduction) leaves an amount equal to the payment which would have been due if no tax deduction had been required.”

2.    All other terms and conditions of the Credit Agreement  remain in full force and effect.

3.    The present Amendment  forms an integral part of the Credit Agreement and shall have effect and be dated on the date stated at the beginning of the present Amendment.

4.    The present Amendment is made in duplicate.

FOR THE BANK		FOR THE BORROWER

AMSTERDAM TRADE BANK N.Y.
Luxoft USA, Inc..
Herengracht 469-475,
1017 BS, Amsterdam
The Netherlands		Centerville Road, Suite 400,
By:	/s/ J.H.F. Umbgrove	Wilmington, DE 19808,
Name:		County of New Castle,
Title:		United States of America

By:	/s/ E.Y. Vololehova	By:	/s/ Glen Granovsky
Name:		Name:
Title:		Title:

AGREED and ACKNOWLEDGED
AGREED and ACKNOWLEDGED
GUARANTOR		GUARANTOR
Luxoft International Company Limited		lBS Group Holding Ltd
Themistokli Dervi, 5, Elenion building,
2nd Floor, 1066 Nicosia, Cyprus		Kissack Court, 29

By:	/s/ Iana Chrysastomov	Parliament Street
Name:
Title:
Ramsey Isle of Man IM8 IJA
By:

		Name:	/s/ Glen Granovsky

Title:

AGREED and ACKNOWLEDGED PLEDGOR
Luxoft Eastern Europe Ltd.

33, Porter Road
P.O. Box3169, PMB 103
Road Town, Torto
British Virgin Islands

By:	/s/ Ushiltean White
Name:
Title: